UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 15, 2012, Bioanalytical Systems Inc. (the “Company”) held its annual meeting of shareholders at its corporate offices located at 2701 Kent Avenue, West Lafayette, IN 47906.

The directors listed below were elected to hold office until the annual meeting of shareholders to be held in 2015 and until their respective successors are elected and qualified. In addition, the proposal to increase the number of common shares available under the 2008 Stock Option Plan by 900,000 shares to a total of 1,400,000 shares was not ratified by the shareholders. Further, the shareholders ratified the selection of Crowe Horwath, LLP as the Company’s independent registered public accountants for fiscal 2012. A total of 4,806,407 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy.

The vote on the election of three directors to serve until the annual meeting of shareholders to be held in 2015 or until their respective successors are duly elected and qualified was as follows:

	Votes Cast
	For	Withheld	Broker Non-Vote

John B. Landis, Ph.D	1,012,915	981,928	2,811,564
David L. Omachinski	1,051,233	943,610	2,811,564
Anthony S. Chilton, Ph.D	1,274,834	720,009	2,811,564

The vote on the proposal to increase the number of common shares available under the 2008 Stock Option Plan by 900,000 shares to a total of 1,400,000 shares was as follows:

Votes Cast
For	Against	Abstain	Broker Non-Vote

969,565	1,017,345	7,933	2,811,564

The vote on the ratification of the appointment of Crowe Horwath, LLP as our independent registered public accountants for fiscal 2012 was as follows:

Votes Cast
For	Against	Abstain	Broker Non-Vote

4,434,645	135,303	236,459	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: March 16, 2012	By:	/s/ Michael R. Cox
Michael R. Cox Vice President, Finance and Administration, Chief Financial Officer and Treasurer